Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-257707) pertaining to the Amended & Restated 2016 Equity Incentive Plan, 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan of EverCommerce Inc.,
(2)Registration Statement (Form S-8 No. 333-268321) pertaining to the 2021 Incentive Award Plan, 2021 Employee Stock Purchase Plan, and 2008 Equity Incentive Plan of EverCommerce Inc. (formerly known as PaySimple, Inc.),
(3)Registration Statement (Form S-8 No. 333-277956) pertaining to the 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of EverCommerce Inc., and
(4)Registration Statement (Form S-8 No. 333-285802) pertaining to the 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of EverCommerce Inc.;

of our report dated March 12, 2026, with respect to the consolidated financial statements of EverCommerce Inc. included in this Annual Report (Form 10-K) of EverCommerce Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Denver, Colorado
March 12, 2026